1

                         GO ONLINE NETWORKS CORPORATION
                              INVESTMENT AGREEMENT

     THIS INVESTMENT AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. THE INVESTOR MUST RELY ON ITS OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE DOCUMENTS AS EXHIBIT J.

     THIS INVESTMENT AGREEMENT (this "Agreement") is made as of the ___ day of , 1999, by and between Go Online Networks Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), and the undersigned Investor executing this Agreement ("Investor").

                                    RECITALS:

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), as part of an offering of Common Stock by the Company to Investor, for a maximum aggregate offering amount of Ten Million Dollars ($10,000,000) (the "Maximum Offering Amount"); and

     WHEREAS, the solicitation of this Investment Agreement and, if accepted by the Company, the offer and sale of the Common Stock are being made pursuant to the Company's Registration Statement on Form SB-2, file number 333-88615 filed on October 7, 1999 under the Securities Act of 1933, as amended (the "Act").

                                     TERMS:

NOW,  THEREFORE,  the  parties  hereto  agree  as  follows:

1.     Certain Definitions.  As used in this Investment Agreement (including the
       -------------------
recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "20%  Approval"  shall  have  the  meaning  set  forth  in  Section  5.26.

     "AAA"  shall  have  the  meaning  set  forth  in  Section  7.8.

     "Accredited  Investor"  shall  have  the  meaning set forth in Section 3.1.

     "Act"  shall  mean  the  Securities  Act  of  1933,  as  amended.

     "Advance Put Notice" shall have the meaning set forth in Section 2.3.1(a), the form of which is attached hereto as Exhibit E.

     "Advance  Put  Notice  Confirmation"  shall  have  the meaning set forth in
Section  2.3.1(a),  the  form  of  which  is  attached  hereto  as  Exhibit  F.

     "Advance Put Notice Date" shall have the meaning set forth in Section 2.3.1(a).

     "Affiliate"  shall  have  the  meaning  as  set  forth  Section  6.5.

     "Aggregate Issued Shares" equals the aggregate number of shares of Common Stock issued to Investor pursuant to the terms of this Agreement or the Registration Rights Agreement as of a given date, including Put Shares and Warrant Shares.

     "Agreed Upon Procedures Report" shall have the meaning set forth in Section 2.6.3(b).

     "Agreement"  shall  mean  this  Investment  Agreement.

     "Annual Commitment Amount" shall have the meaning set forth in Section 2.7.

     "Automatic  Termination" shall have the meaning set forth in Section 2.3.2.

     "Bid Price" shall mean the bid price of the Common Stock on the Company's Principal Market.

     "Bring  Down  Cold  Comfort  Letters"  shall  have the meaning set forth in
Section  2.3.6(b).

     "Business Day" shall mean any day during which the Principal Market is open for business.

     "Calendar Month" shall mean the period of time beginning on the numeric day in question in a calendar month (the "Numeric Day") and for Calendar Months thereafter, beginning on the earlier of (i) the same Numeric Day of the next calendar month or (ii) the last day of the next calendar month. Each Calendar Month shall end on the day immediately preceding the beginning of the next succeeding Calendar Month.

     "Cap  Amount"  shall  have  the  meaning  set  forth  in  Section  2.3.11.

     "Capital Raising Limitations" shall have the meaning set forth in Section 6.6.1.

     "Capitalization Schedule" shall have the meaning set forth in Section 3.2.4, and shall be attached hereto as Exhibit K.

     "Closing" shall mean one of (i) the Investment Commitment Closing and (ii) each closing of a purchase and sale of Common Stock pursuant to Section 2.

     "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the O.T.C. Bulletin Board, or, if the O.T.C. Bulletin Board is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by such principal securities exchange or trading market, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor in this Offering. If the Company and the Investor in this Offering are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the Investor in this offering and any fees and costs associated therewith shall be paid by the Company.

     "Commitment Evaluation Period" shall have the meaning set forth in Section 2.7.

     "Commitment  Warrant"  shall  have  the  meaning  set forth in Section 2.7.

     "Common  Shares"  shall  mean  the  shares  of Common Stock of the Company.

     "Common Stock" shall mean the common stock of the Company, par value $0.001 per share.

     "Company" shall mean Go Online Networks Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware.

     "Company  Termination"  shall have the meaning set forth in Section 2.3.14.

     "Conditions to Investor's Obligations" shall have the meaning as set forth in Section 2.2.4.

     "Delisting Event" shall mean any time during the term of this Investment Agreement, that the Company's Common Stock is not listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange or is suspended or delisted with respect to the trading of the shares of Common Stock on such market or exchange.

     "Disclosure  Documents"  shall  have  the  meaning  as set forth in Section
3.2.4.

     "Due  Diligence Review" shall have the meaning as set forth in Section 2.6.

     "Effective  Date"  shall  have  the  meaning  set  forth  in Section 2.3.1.

     "Exchange  Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Extended Put Period" shall mean the period of time between the Advanced Put Notice Date until the Pricing Period End Date.

     "Gross Discount Amount," for each Purchase of Put Shares, shall equal the product of (i) the difference of one minus the quotient obtained when the Put Share Price for such Purchase is divided by the Market Price for such Purchase, multiplied by (ii) the Put Dollar Amount paid to the Company by the Investor for the Put Shares in that Purchase.

     "Impermissible  Put  Cancellation"  shall  have  the  meaning  set forth in
Section  2.3.1(e).

     "Indemnified  Liabilities"  shall  have the meaning set forth in Section 9.

     "Indemnities"  shall  have  the  meaning  set  forth  in  Section  9.

     "Indemnitor"  shall  have  the  meaning  set  forth  in  Section  9.

     "Individual  Put  Limit"  shall have the meaning set forth in Section 2.3.1
(b).

     "Ineffective Period" shall mean any period of time that the Registration Statement or any Supplemental Registration Statement (each as defined in this Investment Agreement and the Registration Rights Agreement) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined in the Investment Agreement and Registration Rights Agreement) for any reason (or in the event the prospectus under either of the above is not current and deliverable) during any time period required under this Investment Agreement and the Registration Rights Agreement.

     "Intended Put Share Amount" shall have the meaning set forth in Section 2.3.1(a).

     "Investment Commitment Closing" shall have the meaning set forth in Section 2.2.3.

     "Investment Commitment Opinion of Counsel" shall mean an opinion from Company's independent counsel, substantially in the form attached as Exhibit B, or such other form as agreed upon by the parties, as to the Investment Commitment Closing.

     "Investment Date" shall mean the date of the Investment Commitment Closing.

     "Investor"  shall  have  the  meaning  set  forth  in  the preamble hereto.

     "Key Employee" shall have the meaning set forth in Section 5.18, as set forth in Exhibit N.

     "Late  Payment  Amount"  shall have the meaning set forth in Section 2.3.8.

     "Look Back Period" shall mean the period of ten (10) consecutive trading days during the Pricing Period ending immediately prior to the Put Closing Date.

     "Major Transaction" shall mean and shall be deemed to have occurred at such time upon any of the following events:

(i) a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock of the Company immediately preceding such consolidation, merger, combination or event either
(i)  no  longer  hold a majority of the shares of Common Stock of the Company or
(ii) no longer have the ability to elect the board of directors of the Company (a "Change of Control"); provided, however, that if the other entity involved in such consolidation, merger, combination or event is a publicly traded company with "Substantially Similar Trading Characteristics" (as defined below) as the Company and the holders of Common Stock are to receive solely Common Stock or no consideration (if the Company is the surviving entity) or solely common stock of such other entity (if such other entity is the surviving entity), such transaction shall not be deemed to be a Major Transaction (provided the surviving entity, if other than the Company, shall have agreed to assume all obligations of the Company under this Investment Agreement and the Registration Rights Agreement). For purposes hereof, an entity shall have Substantially Similar Trading Characteristics as the Company if the average daily dollar trading volume of the common stock of such entity is equal to or in excess of $
 for the 90th through the 31st day prior to the public announcement of such transaction;

(ii) the sale or transfer of all or substantially all of the Company's assets; or

(iii) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock, such that following such purchase, tender or exchange offer a Change of Control shall have occurred.

     "Market Price" shall equal the average of the five (5) lowest Closing Bid Prices for the Common Stock on the Principal Market during the Look Back Period for the applicable Put.

     "Material  Facts"  shall  have  the  meaning set forth in Section 2.3.6(a).

     "Maximum  Offering  Amount"  shall  mean Ten Million Dollars ($10,000,000).

     "Nasdaq  20%  Rule"  shall  have  the  meaning set forth in Section 2.3.11.

     "NASD"  shall  have  the  meaning  set  forth  in  Section  6.10.

     "NYSE"  shall  have  the  meaning  set  forth  in  Section  6.10.

     "Numeric Day" shall mean the numerical day of the month of the Investment Date.

     "Offering" shall mean the Company's offering of Common Stock and Warrants issued under this Investment Agreement.

     "Officer's Certificate" shall mean a certificate, signed by an officer of the Company, to the effect that the representations and warranties of the Company in this Agreement required to be true for the applicable Closing are true and correct in all material respects and all of the conditions and limitations set forth in this Agreement for the applicable Closing are satisfied.

     "Opinion of Counsel" shall mean, as applicable, the Investment Commitment Opinion of Counsel, the Put Opinion of Counsel and the Purchase Warrant Opinion of Counsel.

     "Payment  Due  Date"  shall  have  the  meaning set forth in Section 2.3.8.

     "Pricing  Period"  shall  have  the  meaning set forth in Section 2.3.7(b).

     "Pricing Period End Date" shall mean the last Business Day of any Pricing Period.

     "Pricing Period Extension" shall have the meaning set forth in Section 2.3.7(b).

     "Principal Market" shall mean the Nasdaq Small Cap Market, the O.T.C. Bulletin Board, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     "Proceeding"  shall  have  the  meaning  as  set  forth  Section  5.1.

     "Purchase"  shall  have  the  meaning  set  forth  in  Section  2.3.7(a).

     "Purchase  Warrants"  shall  have  the  meaning set forth in Section 2.4.2.

     "Purchase  Warrant  Exercise  Price"  shall  have  the meaning set forth in
Section  2.4.2.

     "Purchase Warrant Opinion of Counsel" shall mean an opinion from Company's independent counsel, substantially in the form attached as Exhibit O, or such other form as agreed upon by the parties, as to the issuance of Purchase Warrants to the Investor.

     "Put"  shall  have  the  meaning  set  forth  in  Section  2.3.1(d).

     "Put  Cancellation"  shall have the meaning set forth in Section 2.3.13(a).

     "Put  Cancellation Notice Confirmation" shall have the meaning set forth in
Section  2.3.13(c),  the  form  of  which  is  attached  hereto  as  Exhibit  S.

     "Put Cancellation Date" shall have the meaning set forth in Section 2.3.13(a).

     "Put Cancellation Notice" shall have the meaning set forth in Section 2.3.13(a), the form of which is attached hereto as Exhibit Q.

     "Put  Closing"  shall  have  the  meaning  set  forth  in  Section  2.3.8.

     "Put  Closing  Date"  shall  have  the  meaning set forth in Section 2.3.8.

     "Put Date" shall mean the date that is specified by the Company in any Put Notice for which the Company intends to exercise a Put under Section 2.3.1, unless the Put Date is postponed pursuant to the terms hereof, in which case the "Put Date" is such postponed date.

     "Put Dollar Amount" shall be determined by multiplying the Put Share Amount by the Put Share Price with respect to such Put Date, subject to the limitations herein.

     "Put Notice" shall have the meaning set forth in Section 2.3.1(d), the form of which is attached hereto as Exhibit G.

     "Put  Notice  Confirmation"  shall  have  the  meaning set forth in Section
2.3.1(d),  the  form  of  which  is  attached  hereto  as  Exhibit  H.

     "Put Opinion of Counsel" shall mean an opinion from Company's independent counsel, in the form attached as Exhibit I, or such other form as agreed upon by the parties, as to any Put Closing.

     "Put  Share  Amount"  shall have the meaning as set forth Section 2.3.1(b).

     "Put  Share  Price"  shall  have the meaning set forth in Section 2.3.1(c).

     "Put Shares" shall mean shares of Common Stock that are purchased by the Investor pursuant to a Put.

     "Registrable Securities" shall mean those shares of the Common Stock of the Company together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock, that are: (i) issuable or issued to the Investor pursuant to this Investment Agreement, and (ii) issuable or issued upon exercise of the Warrants; provided, however, that notwithstanding the above, the following shall not be considered Registrable Securities:

     (a) any Common Stock which would otherwise be deemed to be Registrable Securities, if and to the extent that those shares of Common Stock may be resold in a public transaction without volume limitations or other material restrictions without registration under the Act, including without limitation, pursuant to Rule 144 under the Act; and

     (b) any shares of Common Stock which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

     "Registration  Opinion"  shall  have  the  meaning  set  forth  in  Section
2.3.6(a).

     "Registration Opinion Deadline" shall have the meaning set forth in Section 2.3.6(a).

     "Registration Rights Agreement" shall mean that certain registration rights agreement entered into by the Company and Investor on even date herewith, in the form attached hereto as Exhibit A, or such other form as agreed upon by the parties.

     "Registration Statement" shall mean the Registration Statement filed by the Company on Form SB-2 on October 7, 1999 covering the offer and sale of the Registrable Securities pursuant to this Agreement.

     "Reporting  Issuer"  shall  have  the  meaning  set  forth  in Section 6.2.

     "Required Put Documents" shall have the meaning set forth in Section 2.3.5.

     "Risk Factors" shall have the meaning set forth in Section 3.2.4, attached hereto as Exhibit J.

     "Schedule of Exceptions" shall have the meaning set forth in Section 5, and is attached hereto as Exhibit C.

     "SEC"  shall  mean  the  Securities  and  Exchange  Commission.

     "Securities" shall mean this Investment Agreement, together with the Common Stock of the Company, the Warrants and the Warrant Shares issuable pursuant to this Investment Agreement.

     "Share Authorization Increase Approval" shall have the meaning set forth in
Section  5.26.

     "Stockholder  20%  Approval"  shall  have  the meaning set forth in Section
6.12.

     "Supplemental Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Term" shall mean the term of this Agreement, which shall be a period of time beginning on the Effective Date of this Agreement and ending on the Termination Date.

     "Termination Date" shall mean the earlier of (i) the date that is three (3) years after the Effective Date of this Agreement, or (ii) the date that is thirty (30) Business Days after the later of (a) the Put Closing Date on which the sum of the aggregate Put Share Price for all Put Shares equals the Maximum Offering Amount, (b) the date that the Company has delivered a Termination Notice to the Investor, and (c) the date that all of the Warrants have been exercised.

     "Termination Notice" shall have the meaning as set forth in Section 2.3.14.

     "Third  Party  Report"  shall  have the meaning set forth in Section 3.2.4.

     "Transaction  Documents"  shall  have  the  meaning set forth in Section 9.

     "Truncated Pricing Period" shall have the meaning set forth in Section 2.3.7(b).

     "Truncated Put Share Amount" shall have the meaning set forth in Section 2.3.13(b).

     "Twelve Month Anniversary" shall mean the date that is the same Numeric Day of the twelfth (12th) calendar month after the Investment Date, and the date that is the same Numeric Day of each twelfth (12th) calendar month thereafter, provided that if such date is not a Business Day, the next Business Day thereafter.

     "Unlegended Share Certificates" shall mean a certificate or certificates (in denominations as instructed by Investor) representing the shares of Common Stock to which the Investor is then entitled to receive, registered in the name of Investor or its nominee (as instructed by Investor) and not containing a restrictive legend, including but not limited to the Put Shares for the applicable Put and Warrant Shares.

     "Use of Proceeds Schedule" shall have the meaning as set forth in Section 3.2.4.

     "Variable Priced Securities" shall have the meaning set forth in Section 6.6.1.

     "Warrant Shares" shall mean the Common Stock issuable upon exercise of the Warrants and the Commitment Warrants.

     "Warrants"  shall  mean  the Purchase Warrants and the Commitment Warrants.

2.     Purchase  and  Sale  of  Common  Stock.

     2.1     Offer  to  Subscribe.

     Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in Sections 2.2 and 2.3 below, Investor hereby agrees to purchase such amounts of Common Stock and accompanying Warrants as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Puts pursuant to Section 2.3 below.

     2.2     Investment  Commitment.

     2.2.1  [Intentionally  Left  Blank].

     2.2.2  [Intentionally  Left  Blank].

     2.2.3 Investment Commitment Closing. The closing of this Investment Agreement (the "Investment Commitment Closing") shall be deemed to occur when this Investment Agreement and the Registration Rights Agreement have been executed by both Investor and the Company, and the other Conditions to Investor's Obligations set forth in Section 2.2.4 below have been met.

     2.2.4 Conditions to Investor's Obligations. As a prerequisite to the Investment Commitment Closing and the Investor's obligations hereunder, all of the following (the "Conditions to Investor's Obligations") shall have been satisfied prior to or concurrently with the Company's execution and delivery of this Agreement:

(a) the following documents shall have been delivered to the Investor: (i) the Registration Rights Agreement, in the form attached hereto as Exhibit A, or such other form as agreed upon by the parties, (the "Registration Rights Agreement") (executed by the Company and Investor), (ii) the Investment Commitment Opinion of Counsel (signed by the Company's counsel), and (iii) a Secretary's Certificate as to (A) the resolutions of the Company's board of directors authorizing this transaction, (B) the Company's Certificate of Incorporation, and (C) the Company's Bylaws;

(b) this Investment Agreement, accepted by the Company, shall have been received by the Investor;

(c) the Company's Registration Statement on Form SB-2, File No. 333-88615, shall have been declared effective by the SEC;

(d) the Company's Common Stock shall be listed for trading and actually trading on the O.T.C. Bulletin Board or the Nasdaq Small Cap Market;

(e) other than continuing losses described in the Risk Factors set forth in the Disclosure Documents (provided for in Section 3.2.4), as of the Closing there have been no material adverse changes in the Company's business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents, including but not limited to incurring material liabilities; and

(f) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the conditions to Investor's obligations set forth in this Section 2.2.4 shall have been satisfied as of such Closing; and the Company shall deliver an Officer's Certificate, signed by an officer of the Company, to such effect to the Investor.

     2.3     Puts  of  Common  Shares  to  the  Investor.

     2.3.1 Procedure to Exercise a Put. Subject to the Individual Put Limit, the Maximum Offering Amount and the Cap Amount (if applicable), and the other conditions and limitations set forth in this Agreement, at any time beginning on the date on which the Registration Statement is declared effective by the SEC (the "Effective Date"), the Company may, in its sole and absolute discretion, elect to exercise one or more Puts according to the following procedure:

(a) Delivery of Advance Put Notice. At least ten (10) Business Days but not more than twenty (20) Business Days prior to any intended Put Date (unless otherwise agreed in writing by the Investor), the Company shall deliver advance written notice (the "Advance Put Notice," the form of which is attached hereto as Exhibit E, the date of such Advance Put Notice being the "Advance Put Notice Date") to Investor stating the Put Date for which the Company shall, subject to the limitations and restrictions contained herein, exercise a Put and stating the number of shares of Common Stock (subject to the Individual Put Limit and the Maximum Put Dollar Amount) which the Company intends to sell to the Investor (the "Intended Put Share Amount").

     Notwithstanding the above, if more than two (2) Calendar Months have passed since the date of the previous Put Closing, the Company shall deliver the Advance Put Notice at least twenty (20) Business Days prior to any intended Put Date, unless waived in writing by the Investor. In order to effect delivery of the Advance Put Notice, the Company shall (i) send the Advance Put Notice by facsimile on such date so that such notice is received by the Investor by 6:00 p.m., New York time, and (ii) surrender such notice on such date to a courier for overnight delivery to the Investor (or two (2) day delivery in the case of an Investor residing outside of the U.S.). Upon receipt by the Investor of a facsimile copy of the Advance Put Notice, the Investor shall, within two (2) Business Days, send, via facsimile, a confirmation of receipt (the "Advance Put Notice Confirmation," the form of which is attached hereto as Exhibit F) of the Advance Put Notice to the Company specifying that the Advance Put Notice has been received and affirming the intended Put Date and the Intended Put Share Amount.

(b) Put Share Amount. The "Put Share Amount" is the number of shares of Common Stock that the Investor shall be obligated to purchase in a given Put, and shall equal the lesser of (i) the Intended Put Share Amount, and (ii) the Individual Put Limit. The "Individual Put Limit" shall equal 20% of the sum of the daily reported trading volume in the outstanding Common Stock on the Company's Principal Market during the Pricing Period, as extended or shortened under the terms hereof. Notwithstanding the above, the Company shall have the right to seek a one-time waiver of the "Put Share Amounts" and depending on market conditions and business operations, such waiver shall not be unreasonably withheld

(c) Put Share Price. The purchase price for the Put Shares (the "Put Share Price") shall equal 82.5% of the Market Price for such Put.

(d) Delivery of Put Notice. After delivery of an Advance Put Notice, on the Put Date specified in the Advance Put Notice, or on the sixth (6th) Business Day following the last day of the previous Pricing Period, whichever is later, the Company shall deliver written notice (the "Put Notice," the form of which is attached hereto as Exhibit G) to Investor stating (i) the Put Date and (ii) the Intended Put Share Amount as specified in the Advance Put Notice (such exercise a "Put"). In order to effect delivery of the Put Notice, the Company shall (i) send the Put Notice by facsimile on the Put Date so that such notice is received by the Investor by 6:00 p.m., New York time, and (ii) surrender such notice on the Put Date to a courier for overnight delivery to the Investor (or two (2) day delivery in the case of a Investor residing outside of the U.S.). Upon receipt by the Investor of a facsimile copy of the Put Notice, the Investor shall, within two (2) Business Days, send, via facsimile, a confirmation of receipt (the "Put Notice Confirmation," the form of which is attached hereto as Exhibit
H) of the Put Notice to Company specifying that the Put Notice has been received and affirming the Put Date and the Intended Put Share Amount.

(e) Delivery of Required Put Documents. On or before the Put Date for such Put, the Company shall deliver the Required Put Documents (as defined in Section
2.3.5 below) to the Investor (or to an agent of Investor, if Investor so directs). Unless otherwise specified by the Investor, the Put Shares of Common Stock shall be transmitted electronically pursuant to such electronic delivery system as the Investor shall request; otherwise delivery shall be by physical certificates. If the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date, the Put shall be automatically cancelled, unless the Investor agrees to delay the Put Date by up to three (3) Business Days, in which case the Pricing Period begins on the Business Day following such new Put Date. If the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date (or new Put Date, if applicable), and the Investor has not agreed in writing to delay the Put Date, the Put is automatically canceled (an "Impermissible Put Cancellation") and, unless the Put was otherwise canceled in accordance with the terms of Section 2.3.13, the Company shall pay the Investor reasonable due diligence expenses up $5,000 incurred in preparation for the canceled Put and the Company may deliver an Advance Put Notice for the subsequent Put no sooner than ten (10) Business Days after the date that such Put was canceled.

     2.3.2 Termination of Right to Put. The Company's right to require the Investor to purchase any subsequent Put Shares shall terminate permanently (an "Automatic Termination"), unless waived in writing by the Investor, upon the occurrence of any of the following:

(a) the Company shall not exercise a Put or any Put thereafter if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that gives rise to
(i) a Securities and Exchange Commission enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

(b) the Company shall not exercise a Put or any Put thereafter, on any date after (i) any Ineffective Period or Delisting Event, both as defined in the Registration Rights Agreement, that last for four (4) consecutive months, or
(ii) a cumulative time period, including both Ineffective Periods and Delisting Events, that lasts for an aggregate of four (4) months;

(c) the Company shall not exercise a Put or any Put thereafter if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company; provided that in the event that an involuntary bankruptcy petition is filed against the Company, the Company shall have sixty (60) days to obtain dismissal of such petition before such Put prohibition shall initiate; and

(d) the Company shall not exercise a Put after the sooner of (i) the date that is three (3) years after the Effective Date of this Agreement, or (ii) the Put Closing Date on which the aggregate of the Put Dollar Amounts for all Puts equals the Maximum Offering Amount.

     2.3.3 Put Limitations. The Company's right to exercise a Put shall be limited as follows, unless waived in writing by the Investor:

(a)     [Intentionally  Left  Blank].

(2) notwithstanding the amount of any Put, the Investor shall not be obligated to purchase any additional Put Shares once the aggregate Put Dollar Amount paid by Investor equals the Maximum Offering Amount;

(c) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has announced a subdivision or combination, including a reverse split, of its Common Stock or has subdivided or combined its Common Stock during the Extended Put Period;

(d) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has paid a dividend of its Common Stock or has made any other distribution of its Common Stock during the Extended Put Period;

(e)     the  Investor  shall  not  be  obligated  to acquire and pay for the Put
Shares with respect to any Put for which the Company has made, during the Extended Put Period, a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its Common Stock; or

(f) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which a Major Transaction has occurred during the Extended Put Period;

     2.3.4 Conditions Precedent to the Right of the Company to Deliver an Advance Put Notice or a Put Notice and the Obligation of the Investor to Purchase Put Shares. The right of the Company to deliver an Advance Put Notice or a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Put Closing is subject to the satisfaction, on
(i) the date of delivery of such Advance Put Notice or Put Notice and (ii) the applicable Put Closing Date, of each of the following conditions, unless waived in writing by the Investor:

(a) the Company's Common Stock shall be listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market or the New York Stock Exchange and the Put Shares shall be so listed, and subject to NASD Rule 4820, to the Company's knowledge there shall be no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such market or exchange;

(b) the Registration Statement covering the sale of the Registrable Securities to the Investor shall be effective and, if so required, the Company shall have satisfied any and all obligations pursuant to the Registration Rights Agreement, including, but not limited to, the filing of the Supplemental Registration Statement with the SEC with respect to the resale of all Registrable Securities and the requirement that the Supplemental Registration Statement shall have been declared effective by the SEC for the resale of all Registrable Securities; and the Company shall have satisfied and shall be in compliance with any and all obligations pursuant to this Agreement and the Warrants;

(c) there shall have been no material adverse changes in the Company's business prospects or financial condition, including but not limited to incurring material liabilities, except as disclosed in the SEC documents filed by the Company since the date of this Investment Agreement;

(d) the representations and warranties of the Company shall be true and correct in all material respects as if made on such date and the conditions to Investor's obligations set forth in this Section 2.3.4 are satisfied as of such Closing, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Investor;

(e) the Company shall have reserved for issuance a sufficient number of Common Shares for the purpose of enabling the Company to satisfy any obligation to issue Common Shares pursuant to any Put and to effect exercise of the Warrants;

(f) the Registration Statement or Supplemental Registration Statement is not subject to an Ineffective Period as defined in the Registration Rights Agreement, the prospectus included therein is current and deliverable, and to the Company's knowledge there is no notice of any investigation or inquiry concerning any stop order with respect to the Registration Statement or Supplemental Registration Statement; and

(g) if the Aggregate Issued Shares after the Closing of the Put would exceed the Cap Amount, the Company shall have obtained the Stockholder 20% Approval as specified in Section 6.12.

     2.3.5 Documents Required to be Delivered on the Put Date as Conditions to Closing of any Put. The Closing of any Put and Investor's obligations hereunder shall additionally be conditioned upon the delivery to the Investor of each of the following (the "Required Put Documents") on or before the applicable Put Date, unless waived or extended in writing by the Investor:

(a) a number of Unlegended Share Certificates equal to the Intended Put Share Amount, in denominations of not more than 1,000 shares per certificate;

(b) the following documents: Put Opinion of Counsel, Officer's Certificate, Put Notice, any required Registration Opinion, and any report or disclosure required under Section 2.3.6 or Section 2.6;

(3)     current  Risk  Factors;  and

(d) all documents, instruments and other writings required to be delivered on or before the Put Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein.

     2.3.6     Accountant's  Letter  and  Registration  Opinion.

(a) The Company shall have caused to be delivered to the Investor, (i) whenever required by Section 2.3.6(b) or by Section 2.6, and (ii) on the date that is three (3) Business Days prior to each Put Date (the "Registration Opinion Deadline"), an opinion of the Company's independent counsel, in substantially the form of Exhibit R (the "Registration Opinion"), addressed to the Investor stating, inter alia, that no facts ("Material Facts") have come to such counsel's attention that have caused it to believe that the Registration Statement is subject to an Ineffective Period or to believe that the Registration Statement, any Supplemental Registration Statement (as each may be amended, if applicable), and any related prospectuses, contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances under which they were made, not misleading. If a Registration Opinion cannot be delivered by the Company's independent counsel to the Investor on the Registration Opinion Deadline due to the existence of Material Facts or an Ineffective Period, the Company shall promptly notify the Investor and as promptly as possible amend each of the Registration Statement and any Supplemental Registration Statement, as applicable, and any related prospectus or cause such Ineffective Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus as soon as possible thereafter. If at any time after a Put Notice shall have been delivered to Investor but before the related Pricing Period End Date, the Company acquires knowledge of such Material Facts or any Ineffective Period occurs, the Company shall promptly notify the Investor and shall deliver a Put Cancellation Notice to the Investor pursuant to Section 2.3.13 by facsimile and overnight courier by the end of that Business Day.

(b) (i) the Company shall engage its independent auditors to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon (the "Bring Down Cold Comfort Letters") as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor such a report addressed to the Investor, on the date that is three (3) Business Days prior to each Put Date.

(2) in the event that the Investor shall have requested delivery of an "Agreed Upon Procedures Report" pursuant to Section 2.6, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor. In the event that the report required by this Section 2.3.6(b) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall not deliver a Put Notice until such report is delivered.

     2.3.7  Mechanics  of  Purchase  of  Put  Shares.

(a) Investor's Obligation and Right to Purchase Shares. Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase (each a "Purchase") from the Company a number of Put Shares equal to the Put Share Amount, in the manner described below.

(b) Pricing Period. For purposes hereof, the "Pricing Period," shall mean, unless otherwise shortened or lengthened under the terms of this Agreement, the period beginning on the Business Day immediately following the Put Date and ending on and including the date which is twenty (20) Business Days after such Put Date; provided that, if a Put Cancellation Notice has been delivered to the Investor after the Put Date, the Pricing Period for such Put shall end at the close of trading on the last full trading day on the Principal Market that ends prior to the moment of initial delivery of the Put Cancellation Notice (a "Truncated Pricing Period") to the Investor.

     2.3.8 Mechanics of Put Closing. Each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to each Closing. Subject to such delivery and the satisfaction of the conditions set forth in Sections 2.3.4 and 2.3.5, the closing of the purchase by the Investor of Put Shares shall occur by 5:00 PM, New York time, on the date which is five (5) Business Days following the applicable Pricing Period End Date (or such other time or later date as is mutually agreed to by the Company and the Investor) (the "Payment Due Date") at the offices of Investor. On each Closing Date, the Investor shall deliver to the Company, in the manner specified in Section 8 below, the Put Dollar Amount to be paid for such Put Shares, determined as aforesaid. The closing (each a "Put Closing") for each Put shall occur on the date that both (i) the Company has delivered to the Investor all Required Put Documents, and (ii) the Investor has delivered to the Company such Put Dollar Amount and any Late Payment Amount, if applicable (each a "Put Closing Date").

     2.3.9     [Intentionally  Left  Blank].

     1.1.10 Limitation on Short Sales. The Investor and its Affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor may enter into any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares specified in the Put Notice.

     2.3.11 Cap Amount. If the Company becomes listed on the Nasdaq Small Cap Market or the Nasdaq National Market, then, unless the Company has obtained Stockholder 20% Approval as set forth in Section 6.12 or unless otherwise permitted by Nasdaq, in no event shall the Aggregate Issued Shares exceed the maximum number of shares of Common Stock (the "Cap Amount") that the Company can, without stockholder approval, so issue pursuant to Nasdaq Rule 4460(i)(1)(d)(ii) (or any other applicable Nasdaq Rules or any successor rule) (the "Nasdaq 20% Rule").

     2.3.12 Investor's Right to Defer Receipt. If at any time the Investor would have the right to receive shares of Common Stock from the Company, and/or the right to receive a Warrant or Warrants by reason of Section 2.4 hereof, and as a result of receiving such additional shares of Common Stock or such Warrants the Investor would be deemed to be, after taking into account Common Shares previously acquired from the Company, Warrant Shares deemed to be beneficially owned pursuant to ownership of the Warrants, and any other shares of Common Stock of the Company deemed to be beneficially owned by the Investor, the beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 9.9% of the Common Stock of the Company, the Investor may elect to defer receipt of all or any portion of such Common Shares from the Company and/or defer receipt of all or any portion of such Warrant or Warrants, by sending a notice to the Company of such election. Such election shall not affect the Investor's obligation to pay for Put Shares, as if such election had not been made, nor shall it affect (other than by way of deferral, as set forth herein) the Investor's absolute and unconditional right to receive the shares of Common Stock and/or Warrants to which it was otherwise entitled. In the event the Investor makes such election, (i) it may waive such election, in whole or in part, at any time effective on sixty one (61) days' prior notice to the Company and (ii) may waive it effective immediately upon notice to the Company in the event of the announcement by the Company or any third party of a Major Transaction. The Company shall deliver the shares and/or Warrants to which the Investor is entitled on the effective date of the waiver in the case of clause
(i)

     2.3.13     Put  Cancellation.

(4) Mechanics of Put Cancellation. Subject to the limitations below, at any time from the Advance Put Notice Date through the last day of the Pricing Period, the Company may cancel a Put (a "Put Cancellation"), in whole or in part, by delivering written notice to the Investor (the "Put Cancellation Notice"), attached as Exhibit Q, by facsimile and overnight courier. The "Put Cancellation Date" shall be the date that the Put Cancellation Notice is first received by the Investor, if such notice is received by the Investor by 6:00 p.m., New York time, and shall be the following date, if such notice is received by the Investor after 6:00 p.m., New York time. The Investor shall, within one
(1) Trading Day of receipt of a Put Cancellation, send, via facsimile, a confirmation of receipt (the "Put Cancellation Confirmation," the form of which is attached hereto as Exhibit S) of the Put Cancellation Notice to Company specifying that the Put Cancellation Notice has been received;

(b) Limitations of Put Cancellation. The Company may not deliver a Put Cancellation Notice unless (i) the Company discovers the existence of Material Facts or any Ineffective Period occurs after a Put Date but before the Put Closing (in which case Put Cancellation is mandatory), or (ii) the Closing Bid Price on the Put Cancellation Date is less than eighty percent (80%) of the Closing Bid Price on the applicable Advance Put Notice Date. Notwithstanding any Put Cancellation Notice, the Put shall remain effective with respect to the number of shares of Common Stock sold by the Investor from the Advance Put Notice Date through the close of trading on the Put Cancellation Date and the Pricing Period shall end on the Put Cancellation Date.

(c) Effect of Canceling a Put. Once the Company delivers a valid Put Cancellation Notice, (i) the Pricing Period shall end on the close of trading on the Put Cancellation Date ("Truncated Pricing Period") and the Pricing Period End Date shall be deemed to be the Put Cancellation Date for purposes of calculating the Put Share Price and (ii) the Investor shall not be obligated to purchase any shares of Common Stock for that Put. Notwithstanding the above, the Company shall be obligated, upon canceling any Put, to issue to the Investor Unlegended Share Certificates representing a number of shares of Common Stock equal to the number of shares of Common Stock sold, if any, by the Investor from the Advance Put Notice Date through the close of trading on the Put Cancellation Date, but not exceeding the Intended Put Share Amount.

(d) Put Cancellation Notice Confirmation. Upon receipt by the Investor of a facsimile copy of the Put Cancellation Notice, the Investor shall promptly send, via facsimile, a confirmation of receipt (the "Put Cancellation Notice Confirmation") of the Put Cancellation Notice to Company specifying that the Put Cancellation Notice has been received and affirming the Put Cancellation Date and the number of shares of Common Stock that have been sold by the Investor from the Advance Put Notice Date through the close of trading on the Put Cancellation Date.

     2.3.14 Investment Agreement Cancellation. The Company may terminate (a "Company Termination") its right to initiate future Puts by providing written notice ("Termination Notice") to the Investor, by facsimile and overnight courier, at any time, provided that such termination shall have no effect on the parties' other rights and obligations under this Agreement, the Registration Rights Agreement or the Warrants.

     2.3.15 Return of Excess Common Shares. In the event that the number of Shares purchased by the Investor pursuant to its obligations hereunder is less than the Intended Put Share Amount, the Investor shall promptly return to the Company any shares of Common Stock in the Investor's possession that are not being purchased by the Investor.

     2.4     Warrants.

     2.4.1     [Intentionally  Omitted].

     2.4.2 Purchase Warrants. Within five (5) Business Days of the end of each Pricing Period, the Company shall issue and deliver to the Investor a warrant ("Purchase Warrant"), in the form attached hereto as Exhibit D, or such other form as agreed upon by the parties, to purchase a number of shares of Common Stock equal to 10% of the number of Put Shares issued to Investor in that Put. Each Purchase Warrant shall be exercisable at a price (the "Purchase Warrant Exercise Price") which shall initially equal 100% of the Market Price on the Pricing Period End Date. Each Purchase Warrant shall be immediately exercisable at the Purchase Warrant Exercise Price, and shall have a term beginning on the date of issuance and ending on date that is three (3) years thereafter. The Warrant Shares shall be covered by the Registration Statement or, if necessary, registered for resale pursuant to the Registration Rights Agreement. Concurrently with the issuance and delivery of the Purchase Warrant to the Investor, the Company shall deliver to the Investor a Purchase Warrant Opinion of Counsel (signed by the Company's independent counsel).

     2.5     [Intentionally  Left  Blank].

     2.6 Due Diligence Review. The Company shall make available for inspection and review by the Investor (the "Due Diligence Review"), advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, any Supplemental Registration Statement, or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

     2.6.1 Treatment of Nonpublic Information. The Company shall not disclose nonpublic information to the Investor or to its advisors or representatives unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investor and such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. The Company may, as a condition to disclosing any nonpublic information hereunder, require the Investor and its advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of nonpublic information) in form reasonably satisfactory to the Company and the Investor.

     Nothing herein shall require the Company to disclose nonpublic information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by and such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 2.6 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain nonpublic information in the course of conducting due diligence in accordance with the terms of this Agreement; provided, however, that in no event shall the Investor's advisors or representatives disclose to the Investor the nature of the specific event or circumstances constituting any nonpublic information discovered by such advisors or representatives in the course of their due diligence without the written consent of the Investor prior to disclosure of such information.

     2.6.2 Disclosure of Misstatements and Omissions. The Investor's advisors or representatives shall make complete disclosure to the Investor's counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investor's counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; provided, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investor as to the accuracy of the Registration Statement and related Prospectus.

     1.1.11 Procedure if Material Facts are Reasonably Believed to be Untrue or are Omitted. In the event after such consultation the Investor or the Investor's counsel reasonably believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading,

(a) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, or

(b) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Investor's counsel with a Registration Opinion and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter ("Agreed Upon Procedures Report") outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter.

     2.7. Commitment Payments. On the date of the Investment Commitment Closing, the Company shall pay to the Investor an amount equal to $250,000 (the "Initial Commitment Fee"), representing 2_% of the Maximum Offering Amount. Such amount shall be payable in either cash or by delivering to the Investor a number of unrestricted shares of the Company's common stock which, when multiplied by the average Closing Bid Price of the Company's common stock for the five (5) trading days immediately prior to the date of the Investment Commitment Closing, will equal the Initial Commitment Fee.

     On each anniversary of the Investment Commitment Closing, if the Investor has not purchased a number of Put Shares for an aggregate Put Dollar Amount of at least $1,000,000 (the "Annual Commitment Amount") during the preceding twelve
(12) Calendar Months (each such period a "Commitment Evaluation Period"), the Company, in consideration of the Investor's commitment costs, including but not limited to, due diligence expenses, shall deliver to the Investor a warrant (each a "Commitment Warrant") to purchase a number of shares of the Company's Common Stock equal to 10% of the number of shares of the Company's Common Stock determined by dividing (i) the Commitment Shortfall, which shall be equal to the Annual Commitment Amount less the actual aggregate Put Dollar Amount for the relevant Commitment Evaluation Period, by (ii) the average Closing Bid Price of the Company's Common Stock for the five (5) Trading Days ending on the last day of the relevant Commitment Evaluation Period. The Commitment Warrant shall be immediately exercisable, shall have an exercise price equal to 100% of the price determined in clause (ii) above and shall be exercisable for a period of three
(3) years. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

3. Representations, Warranties and Covenants of Investor. Investor hereby represents and warrants to and agrees with the Company as follows:

     1.3 Accredited Investor. Investor is an accredited investor ("Accredited Investor"), as defined in Rule 501 of Regulation D, and has checked the applicable box set forth in Section 12 of this Agreement.

     3.2     Investment  Experience;  Access  to  Information;  Independent
Investigation.

     3.2.1 Access to Information. Investor or Investor's professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects, and to obtain any additional information which Investor or Investor's professional advisor deems necessary to verify the accuracy and completeness of the information received.

     1.3.10 Reliance on Own Advisors. Investor has relied completely on the advice of, or has consulted with, Investor's own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section 3.2.4 below and on the Opinion of Counsel). The foregoing, however, does not limit or modify Investor's right to rely upon covenants, representations and warranties of the Company in this Agreement.

     3.2.3 Capability to Evaluate. Investor has such knowledge and experience in financial and business matters so as to enable such Investor to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 3.2.4 below).

     3.2.4 Disclosure Documents. Investor, in making Investor's investment decision to subscribe for the Investment Agreement hereunder, represents that
(a) Investor has received and had an opportunity to review (i) the Company's preliminary Registration Statement on Form SB-2, together with all amendments thereto and comments from the SEC thereon (ii) the Company's audited financial statements for the years ended December 31, 1998 and 1997, (iii) the Company's unaudited financial statements for the six (6) months ended June 30, 1999 and 1998, (iv) the Risk Factors, attached as Exhibit J, (the "Risk Factors"), (v) the Capitalization Schedule, attached as Exhibit K, (the "Capitalization Schedule"), and (vi) the Use of Proceeds Schedule, attached as Exhibit L, (the "Use of Proceeds Schedule"); (b) Investor has read, reviewed, and relied solely on the documents described in (a) above, the Company's representations and warranties and other information in this Agreement, including the exhibits, documents prepared by the Company which have been specifically provided to Investor in connection with this Offering (the documents described in this Section 3.2.4 (a) and (b) are collectively referred to as the "Disclosure Documents"), and an independent investigation made by Investor and Investor's representatives, if any; (c) Investor has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company's Registration Statement and has had an opportunity to ask questions of and receive answers from the Company's officers and directors; and (d) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated herein or therein. The foregoing, however, does not limit or modify Investor's right to rely upon covenants, representations and warranties of the Company in Sections 5 and 6 of this Agreement. Investor acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts' research reports or comments (collectively, "Third Party Reports"), and Investor has not relied upon any Third Party Reports in making the decision to invest.

     3.2.5 Investment Experience; Fend for Self. Investor has substantial experience in investing in securities and it has made investments in securities other than those of the Company. Investor acknowledges that Investor is able to fend for Investor's self in the transaction contemplated by this Agreement, that Investor has the ability to bear the economic risk of Investor's investment pursuant to this Agreement and that Investor is an "Accredited Investor" by virtue of the fact that Investor meets the investor qualification standards set forth in Section 3.1 above. Investor has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Investor's purposes.

3.3     Registered  Securities;  Investment  Intent;  Resale  Restrictions.

     3.3.1 Registered Securities. The Investor understands that the Company has filed a Registration Statement on Form SB-2 covering the shares of Common Stock, and Warrants and Warrant Shares to be issued to Investor at each Put Closing, and as such, such securities shall be registered under the Act (collectively, the "Registered Securities").

     3.3.2 Investment Intent. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor, except as required by Section 3.3.3 below, does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

     3.4  Due  Authorization.

     3.4.1 Authority. The person executing this Investment Agreement, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Investor is executing this Agreement. Investor has reached the age of majority (if an individual) according to the laws of the state in which he or she resides.

     3.4.2 Due Authorization. If Investor is a corporation, Investor is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Securities to be purchased by Investor and to execute and deliver this Agreement.

     3.4.3 Partnerships. If Investor is a partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners of Investor (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

     3.4.4 Representatives. If Investor is purchasing in a representative or fiduciary capacity, the representations and warranties shall be deemed to have been made on behalf of the person or persons for whom Investor is so purchasing.

4.     Acknowledgments.  Investor  is  aware  that:

     4.1 Risks of Investment. Investor recognizes that an investment in the Company involves substantial risks, including the potential loss of Investor's entire investment herein. Investor recognizes that the Disclosure Documents, this Agreement and the exhibits hereto do not purport to contain all the information, which would be contained in a registration statement under the Act;

     4.2 No Government Approval. No federal or state agency has passed upon the Securities, recommended or endorsed the Offering, or made any finding or determination as to the fairness of this transaction;

     4.3     [Intentionally  Left  Blank.]

     4.4 Restrictions on Transfer. Unless the Investor has otherwise satisfied the requirements of Section 3.3.3 above, Investor may not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities or any component thereof.

     4.5     [Intentionally  Left  Blank.]

     4.6     [Intentionally  Left  Blank.]

     4.7 Legends. Neither the certificates representing the Put Shares nor the certificates representing the Warrant Shares shall bear a restrictive legend.

5. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Investor (which shall be true at the signing of this Agreement, and as of any such later date as contemplated hereunder) and agrees with Investor that, except as set forth in the Schedule of Exceptions attached hereto as Exhibit C:

     5.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding (a "Proceeding") by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, The National Association of Securities Dealer, Inc. The Nasdaq Stock Market, Inc. or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents. None of the disclosed Proceedings, if any, will have a material adverse effect upon the Company or the market for the Common Stock. Except as set forth in the Disclosure documents, the Company has no subsidiaries.

     5.2 Corporate Condition. The Company's condition is, in all material respects, as described in the Disclosure Documents (as further set forth in any subsequently filed Disclosure Documents, if applicable), except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. Except for continuing losses, there have been no material adverse changes to the Company's business, financial condition, or prospects since the dates of such Disclosure Documents. The financial statements as contained in the Form SB-2 have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act), subject, in the case of the unaudited financial statements, to customary year-end adjustments and the absence of certain footnotes, and fairly present the financial condition of the Company as of the dates of the balance sheets included therein and the results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents). The Company has paid all material taxes that are due, except for taxes that it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending or, to the best of the Company's knowledge, threatened against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. No event or circumstance exists relating to the Company which, under applicable law, requires public disclosure but which has not been so publicly announced or disclosed.

     5.3 Authorization. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder and the issuance (and/or the reservation for issuance) of the Warrants and the Warrant Shares have been taken, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.

     5.4 Valid Issuance of Common Stock. The Common Stock and the Warrants, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of Investor in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Warrant Shares, when issued in accordance with the terms of the Warrants, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Investor, will be issued in compliance with all applicable U.S. federal and state securities laws. The Put Shares, the Warrants and the Warrant Shares will be issued free of any preemptive rights.

     5.5 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the date of the Agreement, or of any material provision of any material instrument or material contract to which it is a party or by which it is bound or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement or the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement or the Registration Rights Agreement, (b) violate the Company's Certificate of Incorporation or By-Laws, or (c) violate any statute, rule or governmental regulation applicable to the Company which violation would have a material adverse effect on the Company's business or prospects.

     5.6     [Intentionally  Left  Blank.].

     5.7 Capitalization. The capitalization of the Company as of June 30, 1999 is, and the capitalization as of the Closing, subject to exercise of any outstanding warrants and/or exercise of any outstanding stock options, after taking into account the offering of the Securities contemplated by this Agreement and all other share issuances occurring prior to this Offering, will be, as set forth in the Capitalization Schedule as set forth in Exhibit K. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. Except as disclosed in the Capitalization Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and
(ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Act (except the Registration Rights Agreement).

     5.8 Intellectual Property. The Company has valid, unrestricted and exclusive ownership of or rights to use the patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business. Exhibit M lists all patents, trademarks, trademark registrations, trade names and copyrights of the Company. The Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth in Exhibit M. The Company has been granted licenses, know-how, technology and/or other intellectual property necessary to the conduct of its business as set forth in Exhibit M. To the best of the Company's knowledge after due inquiry, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. There are no restrictions in any agreements, licenses, franchises, or other instruments that preclude the Company from engaging in its business as presently conducted.

     5.9 Use of Proceeds. As of the date hereof, the Company expects to use the proceeds from this Offering (less fees and expenses) for the purposes and in the approximate amounts set forth on the Use of Proceeds Schedule set forth as Exhibit L hereto. These purposes and amounts are estimates and are subject to change without notice to any Investor.

     1.4 No Rights of Participation. No person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

     5.11 Company Acknowledgment. The Company hereby acknowledges that, subject to Section 3.3.3, Investor may elect to hold the Securities for various periods of time, as permitted by the terms of this Agreement, the Warrants, and other agreements contemplated hereby, and the Company further acknowledges that Investor has made no representations or warranties, either written or oral, as to how long the Securities will be held by Investor or regarding Investor's trading history or investment strategies.

     5.12     [Intentionally  Left  Blank].

     5.13 Underwriter's Fees and Rights of First Refusal. The Company shall be obligated to pay 10% of the proceeds received pursuant to the Offering to any underwriter, broker, agent or other representative other than the Investor in connection with this Offering.

     5.14     [Intentionally  Left  Blank.]

     5.15     [Intentionally  Left  Blank.]

     5.16     [Intentionally  Left  Blank].

     5.17 Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     1.5 Key Employees. Each "Key Employee" (as defined in Exhibit N) is currently serving the Company in the capacity disclosed in Exhibit N. No Key Employee, to the best knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best knowledge of the Company, any intention to terminate his employment with, or services to, the Company.

     5.19 Representations Correct. The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive any Put Closing and the issuance of the shares of Common Stock thereby.

     5.20 Tax Status. The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and as set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

     5.21 Transactions With Affiliates. Except as set forth in the Disclosure Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     5.22 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under Delaware law which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Common Stock, any exercise of the Warrants and ownership of the Common Shares and Warrant Shares. The Company has not adopted and will not adopt any "poison pill" provision that will be applicable to Investor as a result of transactions contemplated by this Agreement.

     5.23 Other Agreements. The Company has not, directly or indirectly, made any agreements with the Investor under a subscription in the form of this Agreement for the purchase of Common Stock, relating to the terms or conditions of the transactions contemplated hereby or thereby except as expressly set forth herein, respectively, or in exhibits hereto or thereto.

     5.24 Major Transactions. There are no other Major Transactions currently pending or contemplated by the Company.

     5.25     Financings.  Except  as  set  forth  in Exhibit     , there are no
other  financings  currently  pending  or  contemplated  by  the  Company.

     5.26 Shareholder Authorization. The Company shall, at its next annual shareholder meeting following its listing on either the Nasdaq Small Cap Market or the Nasdaq National Market, or at a special meeting to be held as soon as practicable thereafter, use its best efforts to obtain approval of its shareholders to (i) authorize the issuance of the full number of shares of Common Stock which would be issuable under this Agreement and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company's ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "20% Approval") and (ii) the increase in the number of authorized shares of Common Stock of the Company (the "Share Authorization Increase Approval") such that at least [27,027,027] shares can be reserved for this Offering. In connection with such shareholder vote, the Company shall use its best efforts to cause all officers and directors of the Company to promptly enter into irrevocable agreements to vote all of their shares in favor of eliminating such prohibitions. As soon as practicable after the 20% Approval and the Share Authorization Increase Approval, the Company agrees to use its best efforts to reserve [27,027,027] shares of Common Stock for issuance under this Agreement.

6.     Covenants  of  the  Company.

     6.1 Independent Auditors. The Company shall, until at least the Termination Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

     6.2 Corporate Existence and Taxes. The Company shall, until at least the Termination Date, maintain its corporate existence in good standing and, concurrent with the Effective Date of its Registration Statement file a Form 8-A under the Securities Exchange Act of 1934 (the "Exchange Act") and remain a "Reporting Issuer" (defined as a Company which files periodic reports under the Exchange Act) (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, assumes the Company's obligations with respect to the Common Stock and has Common Stock listed for trading on a stock exchange or on Nasdaq and is a Reporting Issuer) and shall pay all its taxes when due except for taxes which the Company disputes.

     6.3 Registration Rights. The Company will enter into a registration rights agreement covering the resale of the Common Shares and the Warrant Shares, if necessary, substantially in the form of the Registration Rights Agreement attached as Exhibit A.

     6.4     [Intentionally  Omitted].

     6.5 Asset Transfers. The Company shall not (i) transfer, sell, convey or otherwise dispose of any of its material assets to any subsidiary except for a cash or cash equivalent consideration and for a proper business purpose or
(ii) transfer, sell, convey or otherwise dispose of any of its material assets to any Affiliate, as defined below, during the Term of this Agreement. For purposes hereof, "Affiliate" shall mean any officer of the Company, director of the Company or owner of twenty percent (20%) or more of the Common Stock or other securities of the Company.

     6.6     Capital  Raising  Limitations;  Rights  of  First  Refusal.

     6.6.1 Capital Raising Limitations. During the period from the date of this Agreement until the earlier of (i) the Termination Date, or (ii) (a) in the case of a Company Termination, the date of such Company Termination, or (b) in the case of an Automatic Termination that is not waived by the Investor, the date of such Automatic Termination, the Company shall not issue or sell, or agree to issue or sell, for cash in private capital raising transactions (the following to be collectively referred to herein as, the "Variable Priced Securities"), any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (i) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (ii) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security or upon the occurrence of specified contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. During the period from the date of this Agreement until the Termination Date, the Company shall not issue or sell, or agree to issue or sell, for cash in private capital raising transactions any securities of the Company pursuant to an equity line structure or format similar in nature to this Offering without obtaining the prior written approval of the Investor of the Offering (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations").

     6.6.2 Investor's Right of First Refusal. For any private capital raising transactions of Variable Priced Securities or equity line structured investments which close after the Capital Raising Deadline and on or prior to the date that is six (6) months after the Termination Date of this Agreement, not including any warrants issued in conjunction with this Investment Agreement, the Company agrees to deliver to Investor, at least ten (10) days prior to the closing of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing the Investor and its affiliates an option during the ten (10) day period following delivery of such notice to purchase the securities being offered in such transaction on the same terms as contemplated by such transaction.

     6.6.3 Exceptions to the Capital Raising Limitation and Rights of First Refusal. Notwithstanding the above, the Capital Raising Limitations and the Rights of First Refusal shall not apply to any transaction involving issuances of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors. The Capital Raising Limitations also shall not apply to (a) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (b) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants, or (c) the issuance of debt securities, with no equity feature, incurred solely for working capital purposes.

     6.7 Financial 10-KSB Statements, Etc. and Current Reports on Form 8-K. The Company shall deliver to the Investor copies of its annual reports on Form 10-KSB, and quarterly reports on Form 10-QSB and shall deliver to the Investor current reports on Form 8-K within two (2) days of filing for the Term of this Agreement.

     6.8 Opinion of Counsel. Investor shall, concurrent with the purchase of the Common Stock and accompanying Warrants pursuant to this Agreement, receive an opinion letter from the Company's legal counsel, in the form attached as Exhibit B or in such form as agreed upon by the parties, as to the Investment Commitment Closing and in the form attached as Exhibit I or in such form as agreed upon by the parties, as to any Put Closing.

     [6.9 Removal of Legend. If the certificates representing any Securities are issued with a restrictive Legend in accordance with the terms of this Agreement, the Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if
(a) the sale of such Security is registered under the Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Investor), to the effect that a public sale or transfer of such Security may be made without registration under the Act, or
(c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Each Investor agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Act.]

     6.10 Listing. Subject to the remainder of this Section 6.10, the Company shall ensure that its shares of Common Stock (including all Warrant Shares) are listed and available for trading on the O.T.C. Bulletin Board. Thereafter, the Company shall (i) use its best efforts to continue the listing and trading of its Common Stock on the O.T.C. Bulletin Board or to become eligible for and listed and available for trading on the Nasdaq Small Cap Market, the NMS, or the New York Stock Exchange ("NYSE"); and (ii) comply in all material respects with the Company's reporting, filing and other obligations under the By-Laws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

     6.11 The Company's Instructions to Transfer Agent. The Company will instruct the Transfer Agent of the Common Stock, by delivering instructions in the form of Exhibit T hereto, to issue certificates, registered in the name of each Investor or its nominee, for the Put Shares and Warrant Shares in such amounts as specified from time to time by the Company upon any exercise by the Company of a Put and/or exercise of the Warrants by the holder thereof. Such certificates shall not bear a Legend unless issuance with a Legend is permitted by the terms of this Agreement and Legend removal is not permitted by Section
6.9 hereof and the Company shall cause the Transfer Agent to issue such certificates without a Legend. Nothing in this Section shall affect in any way Investor's obligations and agreement set forth in Sections 3.3.3 hereof with respect to any resale of the Securities. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.11 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this
Section 6.11, that a Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6.12 Stockholder 20% Approval. Prior to the closing of any Put that would cause the Aggregate Issued Shares to exceed the Cap Amount, the Company shall obtain approval of its stockholders to authorize (i) the issuance of the full number of shares of Common Stock which would be issuable pursuant to this Agreement but for the Cap Amount and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company's ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "Stockholder 20% Approval").

     6.13 Press Release. The Company agrees that the Investor shall have the right to review and comment upon any press release issued by the Company in connection with the Offering which approval shall not be unreasonably withheld by Investor.

     6.14 Change in Law or Policy. In the event of a change in law, or policy of the SEC, as evidenced by a No-Action letter or other written statements of the SEC or the NASD which causes the Investor to be unable to perform its obligations hereunder, this Agreement shall be automatically terminated and no further Commitment Warrants shall be due.

7.     Investor  Covenant/Miscellaneous.

     7.1 Representations and Warranties Survive the Closing; Severability. Investor's and the Company's representations and warranties shall survive the Investment Date and any Put Closing contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, or is altered by a term required by the Securities Exchange Commission to be included in the Registration Statement, this Agreement shall continue in full force and effect without said provision; provided that if the removal of such provision materially changes the economic benefit of this Agreement to the Investor, the Investor, at its option, may terminate this Agreement or require that other terms of the Agreement be amended to compensate for such material economic changes.

     7.2 Successors and Assigns. This Agreement shall not be assignable without the Company's written consent. If assigned, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Investor may assign Investor's rights hereunder, in connection with any private sale of the Common Stock of such Investor, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement in a form acceptable to the Company and provides an original copy of such acknowledgment to the Company.

     7.3 Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

     7.4 Titles and Subtitles; Gender. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

     7.5 Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile or upon receipt if by overnight or two (2) day courier, addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing; provided, however, that in order for any notice to be effective as to the Investor such notice shall be delivered and sent, as specified herein, to all the addresses and facsimile telephone numbers of the Investor set forth at the end of this Agreement or such other address and/or facsimile telephone number as Investor may request in writing.

     7.6 Expenses. Except as set forth in the Registration Rights Agreement, each of the Company and Investor shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

     7.7 Entire Agreement; Written Amendments Required. This Agreement, including the Exhibits attached hereto, the Common Stock certificates, the Warrants, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     7.8 Arbitration. Except as otherwise provided in Section 6.11 of this Agreement, any controversy or claim arising out of or related to the Transaction Documents or the breach thereof, shall be settled by binding arbitration in Wilmington, Delaware in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A proceeding shall be commenced upon written demand by Company or any Investor to the other. The arbitrator(s) shall enter a judgment by default against any party, which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in Wilmington, Delaware or to the United States District Court sitting in Delaware for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55.

     Although the parties, as expressed above, agree that all claims, including claims that are equitable in nature, for example specific performance, shall initially be prosecuted in the binding arbitration procedure outlined above, if the arbitration panel dismisses or otherwise fails to entertain any or all of the equitable claims asserted by reason of the fact that it lacks jurisdiction, power and/or authority to consider such claims and/or direct the remedy requested, then, in only that event, will the parties have the right to initiate litigation respecting such equitable claims or remedies. The forum for such equitable relief shall be in either a state or federal court sitting in Wilmington, Delaware. Each party waives any right to a trial by jury, assuming such right exists in an equitable proceeding, and irrevocably submits to the jurisdiction of said Delaware court. Delaware law shall govern both the proceeding as well as the interpretation and construction of the Transaction Documents and the transaction as a whole.

8.     Subscription  and  Wiring  Instructions;  Irrevocability.

     8.1     Subscription

     (a) Wire transfer of Subscription Funds. Investor shall deliver Put Dollar Amounts (as payment towards any Put Share Price) by wire transfer, to the Company pursuant to a wire instruction letter to be provided by the Company, and signed by the Company.

     (b) Irrevocable Subscription. Investor hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by Investor, that this Agreement is irrevocable and that Investor is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Investor and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Securities subscribed for are to be owned by more than one person, the obligations of all such owners under this Agreement shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns.

     8.2 Acceptance of Subscription. Ownership of the number of securities purchased hereby will pass to Investor upon the Warrant Closing or any Put Closing.

     8.3     [Intentionally  Omitted]

9.     Indemnification.

     In consideration of the Investor's execution and delivery of the Investment Agreement, the Registration Rights Agreement and the Warrants (the "Transaction Documents") and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Investor and all of its stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents, members, partners or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney's fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or documents contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or
(c) any cause of action, suit or claim, derivative or otherwise, by any stockholder of the Company based on a breach or alleged breach by the Company or any of its officers or directors of their fiduciary or other obligations to the stockholders of the Company.

     To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

     Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter "Indemnitor") under this Section 9, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnitor, if representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 9, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this
Section  9  to  the  extent  it  is  prejudicial.

10.     [Intentionally  Left  Blank].

11.     [Intentionally  Left  Blank].

12. Accredited Investor. Investor is an "accredited investor" because (check all applicable boxes):

(a) it is an organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, limited duration company, limited liability company, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(b) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

(c)          a  natural  person,  who

is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(d) an entity each equity owner of which is an entity described in a - b above or is an individual who could check one (1) of the last three (3) boxes under subparagraph (c) above.

(e)          other                    [specify]
     _________________________________________________________

     The undersigned hereby subscribes for ___________% of the Maximum Offering Amount and acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

     IN WITNESS WHEREOF, the undersigned Investor does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Investor by the following signature(s) executed this Agreement.

Dated  this  __  day  of  ___________,  1999.



Your  Signature                    PRINT  EXACT  NAME  IN  WHICH
     YOU  WANT  THE  SECURITIES  TO
BE  REGISTERED

SECURITY  DELIVERY  INSTRUCTIONS:


Your  Signature

Please  type  or  print  address  where  delivered  your  security  is  to  be:


ATTN:


_____________________________
Title/Representative  Capacity
(if  applicable)


Name  of  Company  You  Represent          Street  Address
(if  applicable)


Place  of  Execution  of  this  Agreement     City,  State or Province, Country,
     Offshore  Postal  Code

NOTICE  DELIVERY  INSTRUCTIONS:     WITH  A  COPY  DELIVERED  TO:


Please  print  address  where  any Notice     Please print address where Copy is
     is  to  be  delivered  to  be  delivered

ATTN:  ___________________________     ATTN:  ____________________________


Street  Address                         Street  Address


City,  State  or  Province,  Country,          City, State or Province, Country,
Offshore  Postal  Code                    Offshore  Postal  Code
Telephone:  _____________________     Telephone:  ______________________
Facsimile:  ______________________     Facsimile:  _______________________
Facsimile:  ______________________     Facsimile:  _______________________

THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF 100% OF THE MAXIMUM OFFERING AMOUNT ON THE ____ DAY OF _______________, 1999.

GO  ONLINE  NETWORKS  CORPORATION


By:  ______________________
     Joseph  M.  Naughton

Address:     GO  ONLINE  NETWORKS  CORPORATION

     5681  Beach  Boulevard,  Suite  101/100
     Buena  Park,  California  90621
Telephone  No.:  (714)  736-9888
Fax  No.:  (714)  ___________

                                    EXHIBIT E


                               ADVANCE PUT NOTICE


     GO ONLINE NETWORKS CORPORATION (the "Company") hereby intends, subject to the Individual Put Limit (as defined in the Investment Agreement), to elect to exercise a Put to sell the number of shares of Common Stock of the Company specified below, to _____________________________, the Investor, as of the Intended Put Date written below, all pursuant to that certain Investment
Agreement (the "Investment Agreement") by and between the Company and Triton Private Equities Fund, L.P. dated on or about _________, 1999.

     Date  of  Advance  Put  Notice:  ___________________

Intended  Put  Date  :____________________________

Intended  Put  Share  Amount:  ____________________



GO  ONLINE  NETWORKS  CORPORATION


By:  _____________________


Address:     GO  ONLINE  NETWORKS  CORPORATION

     5681  Beach  Boulevard,  Suite  101/100
     Buena  Park,  California  90621
Telephone  No.:  (714)  736-9888
Fax  No.:  (714)  ___________

                                    EXHIBIT F


                       CONFIRMATION OF ADVANCE PUT NOTICE



     _________________________, the Investor, hereby confirms receipt of GO ONLINE NETWORKS CORPORATION's (the "Company") Advance Put Notice on the Advance Put Date written below, and its intention to elect to exercise a Put to sell shares of common stock ("Intended Put Share Amount") of the Company to the Investor, as of the intended Put Date written below, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Triton Private Equities Fund, L.P. dated on or about ____________, 1999.


Date  of  Confirmation:  _____________________

Date  of  Advance  Put  Notice:  _______________

Intended  Put  Date:  ________________________

Intended  Put  Share  Amount:  ________________


     INVESTOR(S)

     ___________________________________
Investor's  Name

     By:  _______________________________
      (Signature)

     Address:  _____________________________
        _____________________________
   _____________________________

Telephone  No.:  _________________
Facsimile  No.:  __________________

                                    EXHIBIT G


                                   PUT NOTICE


     GO ONLINE NETWORKS CORPORATION (the "Company") hereby elects to exercise a Put to sell shares of common stock ("Common Stock") of the Company to _____________________________, the Investor, as of the Put Date, at the Put Share Price and for the number of Put Shares written below, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Triton Private Equities Fund, L.P. dated on or about ____________, 1999.

     Put  Date  :

     Intended  Put  Share  Amount  (from  Advance  Put  Notice):
Common  Shares


Note: Capitalized terms shall have the meanings ascribed to them in this Investment Agreement.


GO  ONLINE  NETWORKS  CORPORATION

By:  _____________________
       Joseph  M.  Naughton

Address:     GO  ONLINE  NETWORKS  CORPORATION

     5681  Beach  Boulevard,  Suite  101/100
     Buena  Park,  California  90621
Telephone  No.:  (714)  736-9888
Fax  No.:  (714)  ___________

                                    EXHIBIT H


                           CONFIRMATION OF PUT NOTICE



     _________________________________, the Investor, hereby confirms receipt of
GO ONLINE NETWORKS CORPORATION (the "Company") Put Notice and election to exercise a Put to sell ___________________________ shares of common stock ("Common Stock") of the Company to Investor, as of the Put Date, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Triton Private Equities Fund, L.P. dated on or about ____________, 1999.

Date  of  this  Confirmation:  ________________

Put  Date:  ______________

Number  of  Put  Shares  of  Common  Stock  to  be  Issued:  _________

Volume  Evaluation  Period:  _____  Business  Days

Pricing  Period:  _____  Business  Days


INVESTOR(S)

___________________________________
Investor's  Name

By:  _______________________________
           (Signature)

Address:  _________________________________
         _________________________________
    _________________________________
Telephone  No.:  _________________
Facsimile  No.:  __________________

                                    EXHIBIT Q


                             PUT CANCELLATION NOTICE


     GO ONLINE NETWORKS CORPORATION (the "Company") hereby cancels the Put specified below, pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Triton Private Equities Fund, L.P. dated on or about _____________, 1999 as of the close of trading on the date specified below (the "Cancellation Date," which date must be on or after the date that this notice is delivered to the Investor), provided that such cancellation shall not apply to the number of shares of Common Stock equal to the Truncated Put Share Amount (as defined in the Investment Agreement).

Cancellation  Date:  _____________________

Put  Date  of  Put  Being  Canceled:  __________

Number  of  Shares  Put  on  Put  Date:  _________

Reason  for  Cancellation  (check  one):

     [   ]  Material  Facts,  Ineffective  Registration  Period.

     [   ]  Delisting  Event

     The  Company  understands  that, by canceling this Put, it must give twenty
(20) Business Days advance written notice to the Investor before effecting the next Put.

GO  ONLINE  NETWORKS  CORPORATION

By:  _____________________
        Joseph  M.  Naughton

Address:     GO  ONLINE  NETWORKS  CORPORATION

     5681  Beach  Boulevard,  Suite  101/100
     Buena  Park,  California  90621
Telephone  No.:  (714)  736-9888
Fax  No.:  (714)  ___________

                                    EXHIBIT S


                      PUT CANCELLATION NOTICE CONFIRMATION



     The undersigned Investor to that certain Investment Agreement (the "Investment Agreement") by and between the Company, and Triton Private Equities Fund, L.P. dated on or about _____________, 1999, hereby confirms receipt of Go Online Networks Corporation's (the "Company") Put Cancellation Notice, and confirms the following:


DATE  OF  THIS  CONFIRMATION:

PUT  CANCELLATION  DATE:


INVESTOR(S)

___________________________________
Investor's  Name

By:  _______________________________
           (Signature)

Address:  _________________________________
         _________________________________
    _________________________________
Telephone  No.:  _________________
Facsimile  No.:  __________________




F:\LAW\JNE\triton2\Investment  Agreement.wpd